SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 8, 2013

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 8, 2013, Ashford Hospitality Trust, Inc. (the “Company”) entered into a Separation and Distribution (the “Separation Agreement”) by and between the Company, Ashford Hospitality Limited Partnership (the Company’s operating partnership or “Ashford Trust OP”), Ashford TRS Corporation (“Ashford TRS”), Ashford Hospitality Prime, Inc. (“Ashford Prime”), Ashford Hospitality Prime Limited Partnership (Ashford Prime’s operating partnership or “Ashford Prime OP”) and Ashford Prime TRS Corporation (“Ashford Prime TRS”) to effect the separation and distribution of Ashford Prime from the Company and provide a framework for the Company’s relationships with Ashford Prime after the separation. This agreement will govern the relationship between the Company and Ashford Prime subsequent to the completion of the separation and provide for the allocation of the Company’s assets, liabilities and obligations attributable to periods prior to the separation between the Company and Ashford Prime.

The material terms of the Separation Agreement are summarized below, which summary is qualified in its entirety by the actual Separation Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. For purposes of this summary, the “Ashford Prime Group” means Ashford Prime and its subsidiaries and the “Ashford Trust Group” refers to the Company and its subsidiaries. The “Ashford Prime Group” and the “Ashford Trust Group,” together, are sometimes referred to in this summary as the “Groups,” and each a “Group.”

Transfer and Contribution of Assets and Assumption of Liabilities. The Separation Agreement identifies the assets and liabilities to be retained by, contributed by, transferred to, assumed by, accepted by, or assigned to, as the case may be, each of Ashford Prime, Ashford Prime OP and Ashford Prime TRS, the Company, Ashford Trust OP and Ashford TRS as part of the proposed separation, and describes when and how these transfers, contributions, assumptions and assignments will occur, although, certain of the transfers, contributions, assumptions and assignments may have occurred prior to the parties’ entering into the Separation Agreement.

In the Separation Agreement, the Company agreed to contribute to Ashford Prime all of the equity interests in the entities owning eight initial hotel properties that will form the initial portfolio of Ashford Prime (the “Properties”), and Ashford TRS agreed to transfer to Ashford Prime TRS all of the equity interests it holds in various taxable REIT subsidiaries that currently lease six of the Properties. Additionally, Ashford Prime along with Ashford Prime OP, agreed to assume the obligations of the Company and Ashford Trust OP, respectively, arising under any and all guarantees in favor of lenders, managers or franchisors, relating to any debt or other contractual obligations of the entities owning Properties or their respective subsidiaries. The parties retain all of their respective other assets and liabilities, and all assets will be transferred on an “as is”, “where is” basis without representation or warranty, except as provided in the Separation Agreement.

Certain of the liabilities to be assumed for which one party will have an indemnification obligation under the Separation Agreement are, and following the separation may continue to be, the legal or contractual liabilities or obligations of another party. Each such party that continues to be subject to such legal or contractual liability or obligation will rely on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the Separation Agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability obligation.

The Distribution. The Separation Agreement will also govern the rights and obligations of the parties regarding the proposed distribution. Ashford Prime agreed to distribute to the Company, as consideration for the contribution of the assets, the number of shares of Ashford Prime’s common stock distributable in the distribution to effectuate the separation. In addition, the Company agreed to cause its agent to distribute to the Company’s stockholders that hold shares of the Company as of the record date all the shares of common stock of Ashford Prime.

Insurance Matters. After the effective date of the distribution, the Company has agreed to maintain its currently existing insurance policies related to director and officer liability (the “Ashford Trust D&O Policies”). Prior to the effective date of the distribution, the Company and Ashford Prime have agreed to use commercially reasonable efforts to obtain separate insurance policies for Ashford Prime on substantially similar terms as the Ashford Trust D&O Policies. Ashford Prime has agreed to be responsible for all premiums, costs and fees associated with any new insurance policies placed for the benefit of Ashford Prime, which, for the avoidance of doubt, excludes any premiums, costs and fees associated with any run-off insurance policy obtained by the Company in connection with the separation.

Tax Matters. The Company has (i) represented that it has no knowledge of any fact or circumstance that would cause Ashford Prime to fail to qualify as a REIT, (ii) covenanted to use commercially reasonable efforts to cooperate with Ashford Prime as necessary to enable Ashford Prime to qualify for taxation as a REIT and receive customary legal opinions concerning Ashford Prime’s qualification and status as a REIT, including by providing information and representations to Ashford Prime and its tax counsel with respect to the composition of the Company’s income and assets, the composition of its stockholders and its organization, operation and qualification as a REIT; and (iii) covenanted to use its reasonable best efforts to maintain its REIT status for each of its taxable years ending on or before December 31, 2014, unless the Company obtains an opinion from a nationally recognized tax counsel, or private letter ruling from the IRS, on which Ashford Prime can rely, substantially to the effect that the Company’s failure to maintain its REIT status will not prevent Ashford Prime from making a valid REIT election for any taxable year, or otherwise cause Ashford Prime to fail to qualify for taxation as a REIT for any taxable year, under the successor REIT rules referred to above. Additionally, in the Separation Agreement, Ashford Prime covenants to use its reasonable best efforts to qualify for taxation as a REIT for the taxable year ending December 31, 2013.

As part of the separation and distribution, the Company will contribute its indirect ownership in CHH, the parent of the TRS lessees for two of the Properties, which Ashford Prime intends to treat as a TRS. The Company has agreed to indemnify Ashford Prime and CHH for (i) any expense incurred in connection in with the audits completed by the IRS for CHH and the Company for the tax years ended December 31, 2008 and 2009 (the “Audits”) and (ii) any additional taxes, interests or penalty incurred upon resolution of the Audits and any tax liability incurred as a result of such indemnity payment.

Also, any refund of ad valorem taxes with respect to the Properties for periods ending on or before the separation and distribution will be for the benefit of Ashford Prime OP and the relevant member of the Ashford Prime Group, and Ashford Trust OP will have no entitlement thereto.

Competition. Each of the parties to the Separation Agreement agrees that the Advisory Agreement (“Advisory Agreement”) by and between Ashford Prime, Ashford Prime OP and Ashford Hospitality Advisors LLC, and the Right of Frist Offer Agreement (“Right of First Offer Agreement”) by and between the Company and Ashford Prime, include certain restrictive arrangements with respect to the range of business activities that may be conducted, or investments that may be made, by the Company and Ashford Prime following the distribution. Each of the parties have acknowledged and agreed that, subject to the terms of the Advisory Agreement and the Right of First Offer Agreement, the business activities of the Ashford Prime Group and the Ashford Trust Group may overlap or compete with the business of such other entity. Subject to the terms of the Advisory Agreement and the Right of First Offer Agreement, each Group has the right to, and has no duty to abstain from exercising such right to, (i) engage or invest, directly or indirectly, in the same or similar related business activities or lines of business as the other Group, (ii) make investments in the same or similar types of investments as the other Group, (iii) do business with any client, customer, vendor or lessor of any of the other Group or (iv) employ or otherwise engage any officer, director or employee of the other Group.

Release and Indemnification. Except as expressly provided for in the transfer of liabilities, the Separation Agreement provides that Ashford Prime, Ashford Prime OP and Ashford Prime, on the one hand, and the Company, Ashford Trust OP and Ashford TRS, on the other hand, will generally agree to release the members of the other parties’ respective Group from all liabilities existing or arising from acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed prior to or on the effective date of the distribution.

In addition, the Separation Agreement provides that, except as otherwise provided for in other documents related to the separation, Ashford Prime has agreed to indemnify each member of the Ashford Trust Group and its affiliates (other than members of the Ashford Prime Group) and each of their respective current or former directors, officers, agents and employees and their respective heirs, executors, administrators, successors and against losses arising from:

•	any of Ashford Prime’s liabilities, including the failure of any member of the Ashford Prime Group or any other person to pay, perform or otherwise promptly discharge any of Ashford Prime’s liabilities in accordance with their respective terms;

•	any breach by any member of the Ashford Prime Group of any provision of the Separation Agreement or any ancillary agreement thereto, subject to any limitations of liability provision and other provisions applicable to any such breach set forth therein; and

•	(i) the guarantees by Ashford Trust OP or Ashford Trust of any debt secured by any of the Properties, or any portion thereof, that continues after the distribution is completed or (ii) any guaranty of any management agreement or franchise matters relating to any of the Properties that continues after the distribution is completed, and such indemnification obligation shall extend until all debt or management or franchise obligations associated with the continuing guarantees has been paid in full or Ashford Trust OP or the Company, as applicable, has been released from all such guarantees.

The Company has agreed to indemnify Ashford Prime and its affiliates and representatives for claims arising from:

•	any of the Company’s liabilities, including the failure of any member of Ashford Trust Group or any other person to pay, perform or otherwise promptly discharge any of such liabilities in accordance with their respective terms;

•	any breach by any member of the Ashford Trust Group of any provision of the Separation Agreement or any ancillary agreement thereto, subject to any limitations of liability provisions and other provisions applicable to any such breach as set forth therein; and

•	(i) all taxes of the entities that directly or indirectly, wholly or jointly, own the Properties and certain taxable REIT subsidiaries and their respective subsidiaries for all tax periods ending on or before the effective date of the distribution, (ii) with respect to any tax period, including but not ending on the effective date of the distribution, all taxes of such entities attributable to the portion of such tax period that ends on and includes the effective date of the distribution, and (iii) all taxes of any person imposed on such entities as a transferee or successor, by contract or pursuant to any law (including, but not limited to, Treasury Regulations Section 1.1502-6 and V.T.C.A., Tax Code, Chapter 171) with respect to obligations or relationships existing on or prior to the effective date of the distribution or by agreements entered into or transactions entered into on or prior to the effective date of the distribution.

Indemnification obligations shall generally be net of any insurance proceeds actually received by the indemnified persons. The Separation Agreement provides that the Company and Ashford Prime will waive any right to exemplary, punitive, special, indirect, consequential, remote or speculative damages provided that any such liabilities with respect to third party claims shall be considered direct damages. The Separation Agreement also contains customary procedures relating to the receipt of any indemnification payments that may constitute non-qualifying REIT income.

Dispute Resolution. In the event of any dispute arising out of the Separation Agreement, the parties, each having designated a representative for such person, will negotiate in good faith for 30 days to resolve the disputes between the parties. If the parties are unable to resolve any disputes in this manner within 30 days, the parties will be entitled to resolve any such disputes through binding arbitration.

Further Assurances. Each party will, and will cause the other members of its Group to use commercially reasonable efforts, to take promptly, or cause to be taken promptly, all actions , and to do so promptly, or cause to be done promptly, and to assist and cooperate with the other party in doing, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by the Separation Agreement and the ancillary agreements thereto and to carry out the intent and purposes of the Separation Agreement. In addition, neither party will, nor will either party allow its respective Group members to, without the prior consent of the other party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay any of the transactions contemplated by the Separation Agreement and the ancillary agreements thereto. Both parties will also use commercially reasonable efforts to cause third parties, such as lenders, joint venture partners, franchisors, insurers or trustees, to cooperate with the parties where such cooperation would be necessary in order for a party to fulfill its obligations under the Separation Agreement.

Other Matters Governed by the Separation and Distribution Agreement. Other matters governed by the Separation Agreement include access to financial and other information, confidentiality, assignability and treatment of fractional shares.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

2.1	Separation and Distribution Agreement between Ashford Hospitality Prime, Inc. and Ashford Hospitality Trust, Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2013

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel